Exhibit 10.17

RSU GRANT NOTICE AND AGREEMENT

Claire’s Holdings LLC (the “Company”), pursuant to its 2018 Management Equity Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of RSUs based on Common Units and Preferred Units set forth below, subject to adjustment or conversion as provided in the Plan (collectively, the “RSUs”). The RSUs are subject to all of the terms and conditions set forth in this RSU Grant Notice and Agreement (this “Award Agreement”), as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflicts with any provision of the Plan, the Award Agreement shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan and the Operating Agreement.

Holder:	[●]

Date of Grant:	[●]

Number of RSUs:	[●] in total, with [•] with respect to Common Units (“Common RSUs”) and [●] with respect to Preferred Units (“Preferred RSUs”).

Vesting Schedule:	Provided that Holder has not undergone a Termination prior to the applicable vesting date, (i) [●] percent ([●]%) of the Common RSUs and [●] percent ([●]%) of the Preferred RSUs (each rounded down to the nearest whole RSU) shall vest on each of the [●] anniversaries of the Vesting Commencement Date; provided, that with respect to the last such installment (which, for the avoidance of doubt, will occur on the date that is the [●] anniversary of the Vesting Commencement Date), the number of RSUs that vest at such time shall be such that Holder will be fully vested in the RSUs.

Change in Control:	Notwithstanding the foregoing, in the event of the occurrence of a Change in Control that constitutes a change in control event within the meaning of Section 409A of the Code, and provided that the Appointed Manager has served as a Manager on the Board from the Date of Grant until the occurrence of such Change in Control, any RSUs and any Redeemed RSU Value (as defined below) that have not previously vested shall vest immediately prior to such Change in Control.

Redemption:	Upon the redemption by the Company of Preferred Units pursuant to the terms of the Operating Agreement, a portion, as determined by the Committee in its sole discretion, of Holder’s Preferred RSUs (whether then vested or unvested)

will be converted into cash amounts in accordance with Section 10(d) of the Plan (such cash amounts the “Redeemed RSU Value”). Holder’s Preferred RSUs will be reduced by the amount of converted RSUs. Holder will no longer receive any dividends (whether in cash or Units) or dividend equivalents on converted RSUs. The Redeemed RSU Value will be subject to the same vesting and settlement provisions as the RSUs; the conversion will in no way change the time or form of payment of the RSUs being converted to cash values.

Settlement:	In respect of each vested RSU (after taking into account any accelerated vesting as provided for herein) and any vested Redeemed RSU Value, upon and only upon the earlier of (i) the occurrence of a Change in Control that constitutes a change in control event within the meaning of Section 409A of the Code and (ii) February 1, 2025 (or, if later, the date on which such RSU or Redeemed RSU Value vested) (the earlier of (i) and (ii) the “Settlement Date”), the Company shall settle (i) each vested RSU by delivering to Holder one Unit to which such vested RSU relates or a cash payment equal to the Fair Market Value of one such unit (and in the case of a vested RSU with respect to a Preferred Unit, whether settled in Units or cash, a cash payment of any amount accrued on such Preferred Unit), and (ii) any vested Redeemed RSU Value by delivering a cash payment, as soon as practicable (but not more than thirty (30) days) following the applicable settlement date. The Units issued in respect of the RSUs may be evidenced in such manner as the Committee shall determine.

Termination:	In the event the Holder’s is no longer serving as a Manager on the Board, (i) all unvested RSUs and unvested Redeemed RSU Value (after giving effect to the terms of this Award Agreement) shall be cancelled and forfeited as of the date of such Termination for no consideration, and (ii) all vested RSUs and vested Redeemed RSU Value will remain outstanding and eligible for settlement in accordance with the immediately preceding paragraph, and any Units acquired upon such settlement shall remain subject to Section 9 of the Plan.

Transfer Restrictions:	Holder shall not be permitted to sell, transfer, pledge, or otherwise encumber the RSUs before they vest and are settled, and any attempt to sell, transfer, pledge, or otherwise encumber the RSUs in violation of the foregoing shall be null and void. The transfer restrictions described in Section 8 of the Plan are incorporated herein by reference and made a part hereof.

General Unsecured Creditor:	Holder shall have only the rights of a general unsecured creditor of the Company until Units are issued in respect of the RSUs or cash is paid in respect of Redeemed RSU Value.

No Rights as a Member or
Unit holder:	Neither the RSUs nor this Award Agreement shall entitle Holder to any voting rights or other rights as a member or Unit holder of the Company unless and until the Units in respect of the RSUs have been issued in settlement thereof. Notwithstanding the foregoing, the RSUs granted hereunder (unvested and vested) will accrue any dividends (whether in cash or Units) or dividend equivalents declared with respect to the Units to which the RSUs relate, which dividends or dividend equivalents shall be withheld by the Company for Holder’s account (without any interest) and be paid only with respect to any vested RSUs upon the settlement of such RSUs; provided, that dividends or dividend equivalents accrued on the RSUs granted hereunder will reflect any such dividends or dividend equivalents declared with respect to the Units to which the RSUs relate as if the RSUs were granted on the Vesting Commencement Date.

Operating Agreement:	If Holder was not an original signatory to the Operating Agreement, as a condition to the grant of RSUs hereunder, from and after the date hereof, Holder hereby agrees to be bound by the terms and provisions of the Operating Agreement (including, without limitation, Sections 10, 11, 12 and 13 of the Operating Agreement) as if Holder were an original signatory thereto. Holder shall execute such additional documents as the Company may reasonably request to effectuate the foregoing, including, if requested by the Company, Holder’s joinder to the Operating Agreement.

Clawback/Recoupment Policy:	Notwithstanding anything herein or in the Plan to the contrary, Section 19(c) of the Plan shall not apply to the RSUs granted hereunder (and the Units issued in respect thereof) unless (i) prior to an IPO, the applicable incentive compensation clawback or recoupment policy is required to be implemented by applicable law, or (ii) following an IPO, the applicable incentive compensation clawback or recoupment policy is required to be implemented by applicable law or such policy is otherwise substantially consistent with then-current market practices for similarly-situated issuers.

Change in Time Commitment:	Notwithstanding anything herein or in the Plan to the contrary, Section 19(e) of the Plan shall not apply to the RSUs granted hereunder.

Data Privacy:	Notwithstanding anything herein or in the Plan to the contrary, the last two sentences of Section 19(h) of the Plan shall not apply in respect of the RSUs granted hereunder.

Statute of Limitations:	Notwithstanding anything herein or in the Plan to the contrary, Section 19(m) of the Plan shall not apply in respect of the RSUs granted hereunder.

Additional Terms:	The RSUs, and where noted the Redeemed RSU Value, shall be subject to the following additional terms:

•  The Units issued in respect of the RSUs granted hereunder shall be registered in Holder’s name on the books of the Company during the Lock-Up Period and for such additional time as the Committee determines appropriate in its reasonable discretion. Any certificates representing the Units delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such units are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•  Holder shall be the record owner of the Units issued in respect of the RSUs until or unless such Units are repurchased or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a Member with respect to the Units issued in respect of the RSUs.

• This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other member of the Company Group.

• This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•  Holder acknowledges and agrees that Holder shall be exclusively liable and solely responsible for the payment of all income taxes that may be payable by Holder as a result of the payments to Holder hereunder, agrees to report all of these payments as ordinary income, and agrees to file all required returns relating thereto. From time to time, as required by law, the Company shall provide Holder with an Internal Revenue Service Form 1099 MISC.

•  Holder understands that the RSUs and any Redeemed RSU Value are intended to be either exempt from Section 409A and 457A of the Code or compliant with the requirements of Section 409A and 457A of the Code to the greatest extent possible and the RSUs and any Redeemed RSU Value will be administered and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on Holder as a result of Section 409A of the Code or any damages for failing to comply with Section 409A or 457A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

•  Holder agrees that the Company may deliver by email (at the current email address on file with the Company) all documents relating to the Plan or the RSUs and Redeemed RSU Value (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email (at the current email address on file with the Company) or such other reasonable manner as then determined by the Company.

•  If Holder is married on the Date of Grant and resides in a community property state, the grant of the RSUs hereunder is conditional upon, and will be effective only after, Holder’s spouse has duly executed the spousal consent on the signature page hereto or in a form acceptable to the Company, with an effective date as of the Date of Grant.

•  This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its affiliates, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

Representations and
Warranties of
Holder:	Holder hereby represents and warrants to the Company in connection with the grant of the RSUs hereunder, and the issuance of any Units in respect of such RSUs, that:

•  Holder understands that the Units have not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to an exemption from such registration and qualification based in part upon Holder’s representations contained herein; the Units are being issued to Holder hereunder in reliance upon the exemption from such registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering;

• Holder is an “accredited investor” as such term is defined in Rule 501(a) under Regulation D of the Securities Act and has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of the investment contemplated by this Award Agreement; and Holder is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

•  Except as specifically provided herein or in the Plan, Holder has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge all or any portion of his, her or its Units, and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

•  Holder has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s sale to Holder of his, her or its Units;

•  Holder is familiar with the business and operations of the Company and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as he, she or it has deemed necessary or desirable in order to evaluate the merits and risks of the investment contemplated herein;

•  Holder has been informed that the Units are restricted securities under the Securities Act and may not be resold or transferred unless the Units are first registered under the federal securities laws or unless an exemption from such registration is available; and

•  Holder is prepared to hold the Units for an indefinite period and that Holder is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Units from the registration requirements of the Securities Act.

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THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RSUS UNDER THIS AWARD AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AWARD AGREEMENT AND THE PLAN.

CLAIRE’S HOLDINGS LLC		HOLDER

By:
	Signature	Signature
Name:		Print Name:
Title:		Date:
Date:

SPOUSAL CONSENT

To the extent that Holder’s spouse and Holder are domiciled in Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin, or are otherwise entitled to the benefits of the statutes of such states, Holder’s spouse indicates by the execution of this Award Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the RSUs.

Name	Signature	Date